                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 1999 (except as to Note 17, which is as of March 29, 1999) relating to the consolidated financial statements of Integra LifeSciences Corporation (now known as Integra LifeSciences Holdings Corporation), which appears in Integra LifeSciences Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP



Florham Park, New Jersey
July 2, 1999